Exhibit 99.1
Excerpts from Preliminary Offering Memorandum dated November 19, 2018
SUMMARY HISTORICAL FINANCIAL INFORMATION
The following tables set forth certain summary historical condensed consolidated financial data for Post for each of the fiscal years in the three-year period ended September 30, 2018. The summary historical financial data set forth below should be read in conjunction with: (i) the sections entitled “Use of Proceeds” and “Capitalization,” each of which are contained elsewhere in this offering memorandum, and (ii) our audited consolidated financial statements and the notes thereto, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum.
The summary historical condensed consolidated financial data for each of the fiscal years in the three-year period ended September 30, 2018 have been derived from Post’s audited consolidated financial statements.

	Year Ended September 30,
	2016	2017	2018
	(in millions)
Statements of Operations Data:
Net sales	$5,026.8	$5,225.8	$6,257.2
Cost of goods sold	3,479.4	3,651.7	4,390.4
Gross profit	1,547.4	1,574.1	1,866.8
Selling, general and administrative expenses	839.7	867.4	975.2
Amortization of intangible assets	152.6	159.1	177.4
Impairment of goodwill and other intangible assets(1)	—	26.5	124.9
Other operating expenses, net	9.4	0.8	1.8
Operating (loss) profit	545.7	520.3	587.5
Interest expense, net(2)	306.5	314.8	387.3
Loss on extinguishment of debt	86.4	222.9	31.1
(Income) expense on swaps, net	182.9	(91.8)	(95.6)
Earnings (loss) before income taxes and equity method loss	(30.1)	74.4	264.7
Income tax (benefit) expense	(26.8)	26.1	(204.0)
Equity method loss, net of tax	—	—	0.3
Net (loss) earnings including noncontrolling interest	(3.3)	48.3	468.4
Less: Net earnings attributable to noncontrolling interest	—	—	1.1
Net (loss) earnings	(3.3)	48.3	467.3
Preferred stock dividends	(25.1)	(13.5)	(10.0)
Net earnings (loss) available to common shareholders	$(28.4)	$34.8	$457.3
Statements of Cash Flow Data:
Depreciation and amortization	$302.8	$323.1	$398.4
Cash provided (used) by:
Operating activities	502.4	386.7	719.3
Investing activities	(196.1)	(2,090.8)	(1,676.9)
Financing activities	(4.5)	2,053.1	423.4
Other Financial Data:
Cash paid for business acquisitions, net of cash acquired(3)	$(94.4)	$(1,915.2)	$(1,454.2)
Capital expenditures	(121.5)	(190.4)	(225.0)
EBITDA(4)	848.5	843.4	985.9
Adjusted EBITDA(5)	933.9	989.1	1,230.7
Pro Forma Adjusted EBITDA(6)			1,147.8
Net Debt (as adjusted), as of the last day of the period(7)			5,666.7
Ratio of Net Debt (as adjusted) to Adjusted EBITDA(8)			4.9

	September 30,
	2016	2017	2018
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$1,143.6	$1,525.9	$989.7
Working capital, excluding cash and cash equivalents, restricted cash and current portion of long-term debt	303.2	403.5	435.8
Total assets	9,360.6	11,876.8	13,057.0
Debt, including current portion and amounts held for sale(9)	4,563.5	7,171.2	7,868.7
Other liabilities	440.3	327.8	499.3
Total shareholders’ equity	3,008.6	2,789.7	3,060.5

________________

(1)
For information about the impairment of goodwill and other intangible assets, see “Critical Accounting Policies and Estimates” and Notes 2 and 7 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2018 filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum.

(2)
Post has incurred indebtedness with a book value as of September 30, 2018 totaling $7,868.8 million, including amounts held for sale. See Note 16 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed on November 16, 2018, as filed with the SEC and incorporated by reference in this offering memorandum, for further discussion of long-term debt.

(3)
Post completed its acquisitions of Willamette Egg Farms in October 2015, National Pasteurized Eggs, Inc. in October 2016, the Weetabix Group, in July 2017 and Bob Evans in January 2018. The amount included in cash paid for business acquisitions, net of cash acquired reflects the cash consideration paid or advanced for these businesses less any cash acquired in the transactions. See Note 4 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K filed on November 16, 2018, for the fiscal year ended September 30, 2018, as filed with the SEC and incorporated by reference in this offering memorandum, for further discussion of business combinations.

(4)
As used herein, “EBITDA” represents operating profit plus depreciation and amortization. We present EBITDA because we consider it to be an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We believe issuers of “high yield” securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA (which, as derived from operating profit, has not been reduced by interest expense, loss on extinguishment of debt, (income) expense on swaps.net, provision for taxes, equity method loss or net earnings attributable to noncontrolling interest), is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up. Depreciation and amortization are non-cash charges.

The indentures governing our senior notes use EBITDA (with additional adjustments similar to those discussed in note (5) below regarding our calculation of “Adjusted EBITDA”) to measure our compliance with covenants such as interest coverage and leverage. Our management also believes EBITDA is an acceptable indicator of our ability to incur and service debt and make capital expenditures. We believe that EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.

EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative benchmark measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally.
The following table reconciles EBITDA to operating profit for the periods indicated:

	Year Ended September 30,
	2016	2017	2018
	(in millions)
Operating (loss) profit	$545.7	$520.3	$587.5
Depreciation and amortization	302.8	323.1	398.4
EBITDA	$848.5	$843.4	$985.9

(5)
We present Adjusted EBITDA as a further supplemental measure of our operating performance and ability to service debt. We prepare Adjusted EBITDA by adjusting EBITDA to eliminate the impact of a number of items that are non-cash items, unusual items which we do not expect to recur or continue at the same level or other items which we do not believe to be reflective of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA, including the fact that we may calculate Adjusted EBITDA differently than other companies in our industry. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

The following table reconciles EBITDA to Adjusted EBITDA for the periods indicated:

	Year Ended September 30,
	2016	2017	2018
	(in millions)
EBITDA	$848.5	$843.4	$985.9
Non-cash stock-based compensation(a)	17.2	23.6	30.9
Intangible asset impairment(b)	—	26.5	124.9
Mark-to-market adjustments for commodity hedges(c)	(0.9)	(3.9)	0.7
Inventory revaluation adjustment on acquired businesses(d)	1.1	18.2	4.2
Restructuring and plant closure costs(e)	6.3	0.2	3.9
Transaction costs(f)	1.2	29.1	35.6
Integration costs(g)	19.3	8.8	28.8
Provision for legal settlement(h)	34.0	73.6	17.3
Assets held for sale(i)	9.3	(0.2)	—
Gain on sale of business (j)	(2.0)	—	—
Foreign currency (gain) loss on intercompany loans(k)	(0.1)	—	0.2
Noncontrolling interest adjustment(l)	—	(0.4)	(1.8)
Equity method investment adjustment(m)	—	0.2	0.1
Net foreign currency gains for purchase price of acquisition(n)	—	(30.0)	—
Adjusted EBITDA	$933.9	$989.1	$1,230.7

________________

(a)	Represents non-cash expenses related to stock-based compensation.

(b)
For information about these expenses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” and Notes 2 and 7 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum.

(c)
Represents a non-cash expense for mark-to-market adjustments on economic hedges for commodities and foreign exchange contracts. For more information, see Note 14 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum.

(d)	Represents the profit impact of inventory basis step-up related to business combinations.

(e)
Represents certain plant closure related expenses associated with the closures of the Farmers Branch, Texas and Clinton, Massachusetts manufacturing facilities and the Parsippany, New Jersey office as part of cost savings efforts. See Note 5 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum, for further discussion of restructuring expenses.

(f)	Represents expenses related to professional service fees and other related costs associated with the signed and closed business combinations and business divestitures.

(g)	Represents costs incurred to integrate acquired or to be acquired businesses.

(h)
Represents gains and losses recorded to recognize a receivable or liability associated with an anticipated resolution of certain ongoing litigation of the Company. These gains and losses primarily relate to settlement agreements entered into by Michael Foods, Inc. in late 2016, early 2017 and 2018 to settle certain class action claims asserted by some of the plaintiffs in class action lawsuits filed against Michael Foods, Inc. in late 2008 and early 2009. See Note 17 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements, contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum, for further discussion of legal settlement costs.

(i)
Represents non-cash impairment losses recorded to adjust the carrying value of fixed assets and businesses classified as held for sale. For more information, see Note 6 of “Notes to Consolidated Financial Statements” in Post’s audited consolidated financial statements for the fiscal year ended September 30, 2018 contained in our Annual Report on Form 10-K filed with the SEC on November 16, 2018 and incorporated by reference in this offering memorandum.

(j)	Represents gains recorded on a divestiture of the Michael Foods Canada Ltd. business.

(k)	Represents non-cash foreign currency losses on intercompany loans and related interest denominated in currencies other than the functional currency of the respective legal entity.

(l)
Represents adjustments for net earnings, interest expense, income tax expense, and depreciation and amortization for consolidated joint ventures which are attributable to the noncontrolling owners of the consolidated joint ventures.

(m)	Represents adjustments for our portion of interest expense, income tax expense and depreciation and amortization for unconsolidated joint ventures.

(n)	Represents net foreign currency gains from holding pounds sterling to fund the Weetabix Group acquisition.

(6)
We present Pro Forma Adjusted EBITDA as a further supplemental measure of our operating performance and ability to service debt. We prepare Pro Forma Adjusted EBITDA by further adjusting Adjusted EBITDA to give effect to our acquisition of Bob Evans, which was completed effective January 12, 2018 and to give effect to the Private Brands transaction, which was completed effective October 1, 2018. Our results for the fiscal year ended September 30, 2018 include eight months and twenty days of financial results attributable to Bob Evans. The adjustments to Pro Forma Adjusted EBITDA for the fiscal year ended September 30, 2018 include management’s estimate of the pre-acquisition Adjusted EBITDA of Bob Evans for the period October 1, 2017 through January 11, 2018 as if the acquisition of Bob Evans had occurred on October 1, 2017. Management’s estimate of the pre-acquisition Adjusted EBITDA of Bob Evans, and the other financial data for Bob Evans presented in this offering memorandum, are based on the financial statements that were prepared by Bob Evans’s prior management and do not include any contributions from synergies or cost savings that our management expects to achieve in the future. These financial statements have not been audited or reviewed by our independent registered public accounting firm or any other accounting firm. Investors should be aware that Adjusted EBITDA for Bob Evans may not be entirely comparable to our measure of Adjusted EBITDA. The adjustments to Pro Forma Adjusted EBITDA for the fiscal year ended September 30, 2018 excludes the Adjusted EBITDA of the historical Private Brands business for the entire fiscal year ended September 30, 2018. Pro Forma Adjusted EBITDA has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. Pro Forma Adjusted EBITDA and the related ratios are presented for information purposes only and do not purport to represent what our actual financial position or results of operations would have been if the acquisition of Bob Evans had been completed as of an earlier date or that may be achieved in the future.

The following table reconciles Adjusted EBITDA to Pro Forma Adjusted EBITDA for the period indicated:

Fiscal Year Ended September 30, 2018
(in millions)
Adjusted EBITDA	$1,230.7
Bob Evans Adjusted EBITDA(a)	28.6
Historical Private Brands Business Adjusted EBITDA(b)	(111.5)
Pro Forma Adjusted EBITDA	$1,147.8

(a)
Adjustment gives effect to the acquisition of Bob Evans, which was consummated effective January 12, 2018, as if such acquisition had occurred on October 1, 2017, by including management’s estimate of the Adjusted EBITDA of Bob Evans for the period from October 1, 2017 through January 11, 2018. This estimate does not include any contributions from synergies or cost savings management expects to achieve in the future. The following is a reconciliation of earnings before income taxes to Pro Forma Adjusted EBITDA for Bob Evans (amounts in millions):

October 1, 2017 to January 11, 2018
Earnings before income taxes	$11.5
Depreciation and amortization	8.1
Interest expense	2.6
Transaction Costs	4.2
Integration costs	2.0
Non-cash stock-based compensation	0.2
Bob Evans Adjusted EBITDA	$28.6

(b)
Adjustment gives effect to the divestiture of the historical Private Brands business for the fiscal year ended September 30, 2018. This estimate does not include any management service agreement or consulting fees management expects to receive in the future. The following is a reconciliation of earnings before income taxes to Adjusted EBITDA for the historical Private Brands business (amounts in millions):

Fiscal Year Ended September 30, 2018
Earnings before income taxes	$60.8
Depreciation and amortization	40.9
Transaction Costs	9.5
Integration Costs	0.3
Historical Private Brands Business Adjusted EBITDA	$111.5

(7)
We present Net Debt (as adjusted) as a further supplemental measure of financial position. Net Debt (as adjusted after giving effect to the transactions as described below) is defined as (a) the aggregate principal amount of our long term debt less (b) cash and cash equivalents, in each case after giving effect to (i) our receipt of $250.0 million from THL and our repayment of $863.0 million of our term loan, as if it had occurred on September 30, 2018, and estimated fees, costs and expenses with respect to the Private Brands transaction, and (ii) the convertible preferred stock offered hereby, as if the offering had occurred on September 30, 2018 and, in the case of cash and cash equivalents, after giving effect to estimated fees, costs and expenses with respect to the offering.

(8)
We present Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA as a further supplemental measure of financial position. Ratio of Net Debt (as adjusted) to Pro Forma Adjusted EBITDA represents the ratio of our Net Debt (as adjusted) as of September 30, 2018 (calculated as described above in note (7)) to our Pro Forma Adjusted EBITDA for the fiscal year ended September 30, 2018 (calculated as described in note (6)).

(9)
Includes debt issuance costs, net, including amounts held for sale, and unamortized premiums, net of unamortized discounts of $(48.6) million at September 30, 2018, $(41.0) million at September 30, 2017, and $(36.8) million at September 30, 2016.